Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-102298) and related Prospectus pertaining to $775,000,000 in Safeco securities, in the Registration Statement (Form S-3 No. 333-33444) pertaining to the Safeco Agency Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-88044) pertaining to the Safeco Long-Term Incentive Plan of 1997, and in the Registration Statement (Form S-8 No. 333-130459) pertaining to the Safeco 401(k)/Profit Sharing Retirement Plan, of our reports dated February 16, 2007, with respect to the consolidated financial statements and schedules of Safeco Corporation and subsidiaries (Safeco), Safeco management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Safeco, included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP
Seattle, Washington
February 22, 2007